UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2007
STANDARD AERO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-124394 (Commission File Number)	98-0432892 (IRS Employer Identification No.)
500-1780 Wellington Avenue
Winnipeg, Manitoba, Canada R3H 1B3
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (204) 987-8860
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     As previously reported, on May 8, 2007, Standard Aero Holdings, Inc. (the “Company”) agreed to acquire TSS Aviation, Inc. (“TSS”) for approximately $65 million. TSS is based in Cincinnati, Ohio and provides full service component overhaul for mid- to large-engine repairs for original equipment manufacturers and airlines. The aggregate cost of the acquisition to the Company including related fees and expenses is approximately $67 million. This amount will funded through $65.0 million of additional borrowings under the Company’s existing senior credit facility and approximately $2.0 million of cash on hand. The additional borrowings under the senior credit facility will require an amendment of the senior credit facility and will bear interest at the same rate as existing indebtedness under the senior credit facility. In connection with the amendment to the senior credit facility, the Company will pay lenders that consent to the amendment equal to 0.15% of the amount of the Company’s indebtedness under the senior credit facility each such lender then holds.
     Furnished herewith as Exhibit 99.1 are portions of a presentation made to lenders in connection with obtaining the additional borrowings. The presentation contains a presentation of the Company’s Adjusted EBITDA and the Company’s estimates of TSS’s Adjusted EBITDA, in each case as that term is defined under the Company’s senior credit facility. The Company uses this measure to evaluate its compliance with covenants under its senior secured credit agreement and also believes that Adjusted EBITDA provides useful information to investors regarding its ability to service and incur debt. Adjusted EBITDA is not a recognized term under generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income, net cash provided by operating activities or other measures prepared in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be an indicator of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements. Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. A reconciliation of the Company’s Adjusted EBITDA to net income is may be found in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2005 and 2006, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007.
     The Company’s estimate of TSS’s Adjusted EBITDA for the twelve months ended March 31, 2007 is calculated as follows (in millions):

Twelve Months Ended March 31, 2007
Estimated Net Income	$5.1
Add:
Estimated depreciation and amortization	1.3
Estimated interest expense, net	0.2
Estimated provision for Income Tax	0.0
Other (1)	0.8
Estimated Adjusted EBITDA	$7.4

(1)	Reflects expenses and write downs of fixed assets associated with the relocation of facilities.
     The information in this Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Description
99.1	Portions of Lenders Presentation, dated June 19, 2007

Forward-Looking Statements
     The discussion in this Current Report on Form 8-K includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results and events. Forward-looking statements are not guarantees of future performance or events and involve known and unknown risks, uncertainties and other factors that may cause the actual events or results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with Standard Aero’s business described in its filings with the SEC including its Annual Report on Form 10-K filed March 13, 2007, as well as the risk that its acquisition of TSS, or its acquisition by DAE, may not be consummated, as well as the risk that the expected benefits of the TSS acquisiton might not be realized. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and Standard Aero undertakes no obligation to update any forward-looking statement to conform the statement to actual events or results or changes in expectations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AERO HOLDINGS, INC.
Date: June 19, 2007	By:	/s/ Bradley Bertouille
Bradley Bertouille
Chief Financial Officer